AMENDMENT TO

MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

THIS AMENDMENT made as of October 29, 2024 (“Amendment”) to that certain Master Global Custodial Services Agreement dated as of August 5th, 2008 (as amended and in effect as of the date hereof, “Agreement”) by and among (i) Victory Portfolios, Victory Portfolios II and Victory Variable Insurance Funds, each a Delaware Statutory Trust (each, a “Trust”) on behalf of each Fund underneath the name of that Trust on Exhibit 1 to the Agreement (the “Funds Appendix”) severally and not jointly (each a “Fund” and collectively with each Trust acting on behalf of such Funds, the “Client”) and (ii) Citibank, N.A., acting as a global custodian through its office located in New York (“Custodian” and, with the Client, referred to herein individually as “Party” and collectively as “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Custodian performs certain custodial services for the Client pursuant to the Agreement;

WHEREAS, the Parties wish to replace the existing Funds Appendix to reflect the addition of new funds.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.List of Funds (Exhibit 1)

Exhibit 1 of the Agreement is deleted and replaced with Exhibit 1 attached hereto.

2.Representations and Warranties.

(a)Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)The Client represents that it has provided this Amendment to the Boards.

3.Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Signatures follow on next page. Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Victory Portfolios, acting for and on behalf of each of its Funds, severally and not jointly

Victory Portfolios II, acting for and on behalf of each of its Funds, severally and not jointly

By:	/S/ THOMAS DUSENBERRY	By:	/S/ THOMAS DUSENBERRY
Name:	Thomas Dusenberry	Name:	Thomas Dusenberry
Title:	President	Title:	President
Date:	November 11, 2024	Date:	November 11, 2024
Victory Variable Insurance Funds,		Citibank, N.A.
acting for and on behalf of each of its
Funds, severally and not jointly
By:	/S/ THOMAS DUSENBERRY	By:	/S/ PEGGY VENA
Name:	Thomas Dusenberry	Name:	Peggy Vena
Title:	President	Title:	VP
Date:	November 11, 2024	Date:	11/11/24

Exhibit 1 (Funds Appendix)

Victory Portfolios

1.Victory Diversified Stock Fund

2.Victory Floating Rate Fund

3.Victory Global Energy Transition Fund

4.Victory High Income Municipal Bond Fund

5.Victory High Yield Fund

6.Victory Fund for Income

7.Victory Investment Grade Convertible Fund

8.Victory Low Duration Bond Fund

9.Victory Core Bond Fund**

10.Victory Integrity Discovery Fund

11.Victory Integrity Mid-Cap Value Fund

12.Victory Integrity Small-Cap Value Fund

13.Victory Integrity Small/Mid-Cap Value Fund

14.Victory Munder Mid-Cap Core Growth Fund

15.Victory Munder Multi-Cap Fund

16.Victory RS Global Fund

17.Victory RS Growth Fund

18.Victory RS International Fund

19.Victory RS Investors Fund

20.Victory RS Large Cap Alpha Fund

21.Victory RS Mid Cap Growth Fund

22.Victory RS Partners Fund

23.Victory RS Science and Technology Fund

24.Victory RS Select Growth Fund

25.Victory RS Small Cap Equity Fund

26.Victory RS Small Cap Growth Fund

27.Victory RS Value Fund

28.Victory S&P 500 Index Fund

29.Victory Sophus Emerging Markets Fund

30.Victory Special Value Fund

31.Victory Strategic Allocation Fund

32.Victory Sycamore Established Value Fund

33.Victory Sycamore Small Company Opportunity Fund

34.Victory Tax-Exempt Fund

35.Victory Trivalent International Fund-Core Equity

36.Victory Trivalent International Small-Cap Fund

37.Victory THB US Small Opportunities Fund

Victory Variable Insurance Funds

1.Victory High Yield VIP Series

2.Victory RS International VIP Series

3.Victory RS Large Cap Alpha VIP Series

4.Victory RS Small Cap Growth Equity VIP Series

5.Victory 500 Index VIP Series

6.Victory Sophus Emerging Markets VIP Series

Victory Portfolios II – Mutual Funds

1.Victory US 500 Enhanced Volatility Wtd Index Fund

2.Victory Market Neutral Income Fund

Victory Portfolios II – ETFs

1.VictoryShares Dividend Accelerator ETF

2.VictoryShares International Volatility Wtd ETF

3.VictoryShares US 500 Enhanced Volatility Wtd ETF

4.VictoryShares US 500 Volatility Wtd ETF

5.VictoryShares US Discovery Enhanced Volatility Wtd ETF

6.VictoryShares US EQ Income Enhanced Volatility Wtd ETF

7.VictoryShares US Large Cap High Div Volatility Wtd ETF

8.VictoryShares US Multi-Factor Minimum Volatility ETF

9.VictoryShares US Small Cap Volatility Wtd ETF

10.VictoryShares US Small Cap High Div Volatility Wtd ETF

11.VictoryShares Core Intermediate Bond ETF

12.VictoryShares Short-Term Bond ETF

13.VictoryShares Emerging Markets Value Momentum ETF

14.VictoryShares International Value Momentum ETF

15.VictoryShares US Small Mid Cap Value Momentum ETF

16.VictoryShares US Value Momentum ETF

17.VictoryShares THB Mid Cap ETF

18.VictoryShares Core Plus Intermediate Bond ETF

19.VictoryShares Corporate Bond ETF

20.VictoryShares WestEnd U.S. Sector ETF

21.VictoryShares Free Cash Flow ETF

22.VictoryShares Small Cap Free Cash Flow ETF

23.VictoryShares WestEnd Global Equity ETF

24.VictoryShares WestEnd Dynamic Equity ETF*

25.VictoryShares WestEnd Economic Cycle Bond ETF

26.VictoryShares Hedged Equity Income ETF

27.VictoryShares Free Cash Flow Growth ETF*

*Pending Launch

**Name change effective 11/1/24